SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Europe Growth Fund -- Class A Shares
Fiscal period ending: June 30, 1995
Inception date (if less than 10 years of performance):
 September 7, 1990

TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   5 Years      10 Years*

P   = Initial Investment         $1,000   $1,000       $

ERV = Ending Redeemable Value    $1,138   $1,169       $

T   = Average Annual
      Total Return                13.81%   11.55%      %*

                   *Life of fund, if less than 10 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Europe Growth Fund -- Class B Shares
Fiscal period ending: June 30, 1995
Inception date (if less than 10 years of performance):
February 1, 1994

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1,000     $         $1,000

ERV = Ending Redeemable Value    $1,149     $         $1,0756

T   = Average Annual
      Total Return                14.92%    %          5.27%*

                   *Life of fund, if less than 10 years
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Europe Growth Fund -- Class M Shares
Fiscal period ending: June 30, 1995
Inception date (if less than 10 years of performance):
December 1, 1994

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $          $         $1,000

ERV = Ending Redeemable Value    $          $         $1,100

T   = Average Annual
      Total Return                   %           %     9.97%*

                   *Life of fund, if less than 10 years